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                                  EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY


Procept, Inc. (formerly Pacific Pharmaceuticals, Inc.)
BG Development Corp.
Binary Therapeutics Inc.
Heaven's Door Corporation